UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2010 Robert S. Vaters, Executive Vice President and Chief Financial Officer of Orthofix International N.V. (the “Company”), and Michael Simpson, President, Global Spine Business Unit of the Company, each entered into amended and restated employment agreements with the Company’s subsidiary, Orthofix Inc.  The following is a summary of certain material provisions of the employment agreements.  This description of the employment agreements is a summary and is qualified in its entirety by the terms of the employment agreement, copies of which are filed herewith, respectively, as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Amended and Restated Employment Agreement with Mr. Vaters

The amended and restated employment agreement with Mr. Vaters is for an initial term that lasts though July 1, 2012, with automatic one-year renewals commencing on July 1, 2012 and on each July 1 thereafter, unless either party notifies the other party of its intention not to renew the agreement at least 6 months prior to the next July 1 renewal date.  The agreement further provides that if a change of control (as that term is defined in each agreement) occurs during the initial term or during any renewal term, the agreement will automatically be extended for two years from the change of control date.

The agreements provide that Mr. Vaters will receive a base salary during the term of no less than $415,000 per year.  This base salary level may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other senior executives that does not disproportionately affect the executive and does not reduce the executive’s base salary to a rate that is less than 90% of the executive’s then-current base salary amount.

Under the agreement, Mr. Vaters’ employment will terminate upon his death, and may also be terminated as follows: (i) by mutual written agreement of Orthofix Inc. and Mr. Vaters; (ii) by Orthofix Inc. in the event Mr. Vaters incurs a disability (as that term is defined in the agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months; (iii) by Mr. Vaters for “good reason” (as that term is defined in the agreement); (iv) by Orthofix Inc. for cause (as that term is defined in the agreement); (v) by Othofix Inc. without cause; or (vi) by Mr. Vaters voluntarily.

Mr. Vaters is generally entitled to the following in the event of termination as a result of death, disability, for good reason or without cause, whether occurring during or after the term of the agreement:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation), payable within 30 days after the date of termination.

•
The pro rata amount of any bonus plan incentive compensation for the fiscal year of his termination of employment (based on the number of business days he was actually employed by Orthofix Inc. during the fiscal year in which the termination of employment occurs) that he would have received had his employment not been terminated during such year.  This pro rata amount is payable at the time such incentive compensation is paid to other senior executives (generally, before March 15 of the next year).

•
An amount equivalent to 150% of his Base Amount (as defined in the agreement), payable within 30 days after he signs a release of claims against the Company and its subsidiaries and the expiration of any revocation period.  This multiple increases to 200% for payments triggered following a change of control.  Under the agreement, “Base Amount” means an amount equal to the sum of:

(1)	Mr. Vaters’ annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)
the greater of (a) Mr. Vaters’ target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the agreement), in each case with adjustments made for eligibility and any partial years.

•
The ability to exercise any vested stock options or stock appreciation rights granted before June 30, 2009 until the earlier of (i) five years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated.

•
The ability to exercise any vested stock options or stock appreciation rights granted after June 29, 2009 until the earlier of (i) two years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated.

In addition, in the event of a termination as a result of death, disability, for good reason or without cause occurring during the term of the agreement only, Mr. Vaters will also be entitled to:

•
All stock options previously granted to the executive will vest in full and be immediately exercisable (until the earlier of (i) two years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated).  Any risk of forfeiture included in restricted stock grants will immediately lapse.

•
Continuation of health, dental, vision and life insurance coverage (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for the executive and his and dependents substantially similar to those being received immediately prior to termination for the lesser of 18 months after termination or until the executive secures coverage from new employment.

•	Up to $25,000 for outplacement fees incurred during the 24-month period following the date of termination.

The agreement contains confidentiality, non-competition and non-solicitation covenants effective so long as Mr. Vaters is an employee and for a period of eighteen months after employment is terminated.  The agreement also contains confidentiality and assignment of inventions provisions that last indefinitely.

Amended and Restated Employment Agreement for Michael Simpson

The amended and restated agreement with Mr. Simpson provides that Mr. Simpson will serve as the Company’s President, Global Spine Business Unit.  The agreement is for an initial term that lasts though July 1, 2011, with automatic one-year renewals commencing on July 1, 2011 and on each July 1 thereafter, unless either party notifies the other party of its intention not to renew the agreement at least 6 months prior to the next July 1 renewal date.  The agreement further provides that if a change of control (as that term is defined in each agreement) occurs during the initial term or during any renewal term, the agreement will automatically be extended for two years from the change of control date.

The agreement provides that Mr. Simpson will receive a base salary during the term of no less than $290,000 per year.  This base salary level may only be decreased if the decrease is the result of a general reduction affecting the base salaries of all other senior executives that does not disproportionately affect the executive and does not reduce the executive’s base salary to a rate that is less than 90% of the executive’s then-current base salary amount.

Under the agreement, Mr. Simpson’s employment will terminate upon his death, and may also be terminated as follows: (i) by mutual written agreement of Orthofix Inc. and Mr. Simpson; (ii) by Orthofix Inc. in the event Mr. Simpson incurs a disability (as that term is defined in the agreement) for a continuous period exceeding 90 days or for a total of 180 days during any period of 12 consecutive months; (iii) by Mr. Simpson for good reason (as that term is defined in the agreement); (iv) by Orthofix Inc. for cause (as that term is defined in the agreement); (v) by Othofix Inc. without cause; or (vi) by Mr. Simpson voluntarily.

Mr. Simpson is generally entitled to the following in the event of termination as a result of death, disability, for good reason or without cause, whether occurring during or after the term of the agreement:

•	Any amounts actually earned or owing through the date of termination (such as base salary, incentive compensation or accrued vacation), payable within 30 days after the date of termination.

•
The pro rata amount of any bonus plan incentive compensation for the fiscal year of his termination of employment (based on the number of business days he was actually employed by Orthofix Inc. during the fiscal year in which the termination of employment occurs) that he would have received had his employment not been terminated during such year.  This pro rata amount is payable at the time such incentive compensation is paid to other senior executives (generally, before March 15 of the next year).

•
An amount equivalent to 100% of his Base Amount (as defined in the agreement), payable within 30 days after he signs a release of claims against the Company and its subsidiaries and the expiration of any revocation period.  This multiple increases to 150% for payments triggered following a change of control.  Under the agreement, “Base Amount” means an amount equal to the sum of:

(1)	Mr. Simpson’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)
the greater of (a) Mr. Simpson’s target bonus in effect during the fiscal year in which termination of employment occurs, or (b) the greater of (i) the average of his annual bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (ii) the average of his annual bonuses actually earned for the two years ending immediately prior to the change of control or potential change of control (as those terms are defined in the agreement), in each case with adjustments made for eligibility and any partial years.

•
The ability to exercise any vested stock options or stock appreciation rights granted before June 30, 2009 until the earlier of (i) five years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated.

•
The ability to exercise any vested stock options or stock appreciation rights granted after June 29, 2009 until the earlier of (i) two years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated.

In addition, in the event of a termination as a result of death, disability, for good reason or without cause occurring during the term of the agreement only, Mr. Simpson will also be entitled to:

•
All stock options previously granted to the executive will vest in full and be immediately exercisable (until the earlier of (i) two years from the date of termination, or (ii) the latest date each stock option and stock appreciation right would otherwise expire by its original terms had the executive’s employment not terminated).  Any risk of forfeiture included in restricted stock grants will immediately lapse.

•
Continuation of health, dental, vision and life insurance coverage (but not pension, retirement, profit-sharing, severance or similar compensatory benefits) for the executive and his and dependents substantially similar to those being received immediately prior to termination for the lesser of 12 months after termination or until the executive secures coverage from new employment.

•	Up to $12,500 for outplacement fees incurred during the 12-month period following the date of termination.

The agreement contains confidentiality, non-competition and non-solicitation covenants effective so long as Mr. Simpson is an employee and for a period of twelve months after employment is terminated.  The agreement also contains confidentiality and assignment of inventions provisions that last indefinitely.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement, entered into and effective as of July 28, 2010, by and between Orthofix Inc. and Robert S. Vaters.

10.2	Amended and Restated Employment Agreement, entered into and effective as of July 28, 2010, by and between Orthofix Inc. and Michael Simpson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Robert S. Vaters
Robert S. Vaters
Executive Vice President and Chief
Financial Officer

Date: August 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, entered into and effective as of July 28, 2010, by and between Orthofix Inc. and Robert S. Vaters.

10.2	Amended and Restated Employment Agreement, entered into and effective as of July 28, 2010, by and between Orthofix Inc. and Michael Simpson.